Exhibit 3.1.1

I certify the attached is a true and correct copy of the Articles of Incorporation of EQUINOX CORAL GABLES, INC., a Florida corporation, filed on May 5, 2005 effective May 4, 2005, as shown by the records of this office.

The document number of this corporation is P05000066707.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Sixth day of May, 2005

/s/ Glenda E. Hood
Glenda E. Hood
Secretary of State
CR2EO22 (2-03)

EFFECTIVE DATE

05/04/05

ARTICLES OF INCORPORATION

OF

EQUINOX CORAL GABLES, INC.

 (Pursuant to Section 607.0202 of the Florida Business Corporation Act)

[SEAL]

FIRST:                                The name of the corporation formed hereby (hereinafter the “Corporation”) shall be Equinox Coral Gables, Inc. The initial principal office and mailing address of the Corporation shall be at: c/o Equinox Holdings, Inc., 895 Broadway, New York, New York 10003.

SECOND:               The address of the initial registered office of the Corporation in the State of Florida shall be: c/o Paracorp Incorporated, 236 East 6th Street, Tallahassee, Florida 32303. The name of the registered agent of the Corporation at such address is: Paracorp Incorporated.

THIRD:                             The Corporation is formed to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act, as amended from time to time.

FOURTH:                The aggregate number of shares that the Corporation shall have authority to issue is 200 shares. Such shares are to consist of one class only, designated Common Stock, zero dollar par value.

FIFTH:                                 The duration of the Corporation shall be perpetual, unless otherwise dissolved in accordance with the Florida Business Corporation Act and the bylaws of the Corporation.

SIXTH:                              The Corporation shall, to the fullest extent permitted by the provisions of the Delaware Limited Liability Company Act, as the same may be amended from time to time, indemnify and hold harmless any director, officer, shareholder, agent or other person of the Company.

SEVENTH:         The name and address of the sole incorporator shall be: Brian S. Werfel, Rosen Weinhaus LLP, 40 Wall Street, New York, New York 10005.

EIGHTH:                    The corporate existence of the Corporation shall begin on Wednesday, May 4, 2005.

IN WITNESS WHEREOF, the undersigned sole incorporator has executed and delivered this Articles of Incorporation of Equinox Coral Gables Inc. this 2nd day of May, 2005.

By:	/s/ Brian S. Werfel
Brian S. Werfel
Sole Incorporator
Rosen Weinhaus LLP
40 Wall Street, 32nd Floor
New York, New York 10005

[SEAL]

STATE OF FLORIDA

REGISTERED AGENT CONSENT FORM

DATE:

5/2/05

ENTITY NAME:

EQUINOX CORAL GABLES,  INC.

REGISTERED AGENT NAME AND ADDRESS:

Paracorp Incorporated
236 East 6th Avenue
Tallahassee, FL 32303

Paracorp Incorporated, having been designated to act as Statutory Agent, hereby consents to act in that capacity for the above-referenced entity until removed or resignation is submitted in accordance with the Florida Revised Statutes.

/s/ Denise Zollner

Denise Zollner, Assistant Secretary
Paracorp Incorporated